UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 31, 2019

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 904-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SYNA	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Effective May 31, 2019, the Board of Directors (the “Board”) of Synaptics Incorporated (the “Company”) appointed Kiva Allgood as an independent Class 2 director of the Company with a term expiring at the next annual meeting of our stockholders to be held in 2019. The Board has appointed Ms. Allgood as a member of the Board’s Compensation Committee and Nominations and Corporate Governance Committee.

Kiva Allgood has been a director of our Company since May 31, 2019. Ms. Allgood has been the Global Business Unit Head of IOT and Automotive for Telefonaktiebolaget LM Ericsson, a Nasdaq-listed company that is a global provider of communications technology, since April 2019. Ms. Allgood served as the Chief Commercial Development Officer and Managing Director, respectively, from August 2017 to April 2019, and from November 2016 to August 2017, of GE Ventures, a Corporate Venture Company and Innovation Group of GE Corporate. From June 2012 to November 2016, Ms. Allgood served as President, Qualcomm Intelligent Solutions, IoT and Smart Cities, at Qualcomm Incorporated, a Nasdaq-listed company that is a global provider of foundational technologies and products used in mobile devices and other wireless products. Earlier in her career, Ms. Allgood served in senior-level operational roles including sales, marketing, and business development in the technology industry. Ms. Allgood holds a Bachelor of Science degree and Master of Business Administration degree, both from Northwestern University. We believe that Ms. Allgood’s senior management positions with other leading companies, her career at a leading venture capital firm with a focus on investments in high-technology companies, her engineering background, and her knowledge and experience in the Internet of Things and automotive technology sectors, provide the requisite qualifications, skills, perspectives, and experiences that make her well qualified to serve on our Board of Directors.

Ms. Allgood will participate in the Company’s independent director compensation program. She will receive the following compensation in connection with her service on the Board, provided that such compensation will be prorated for her service through October 2019:

a.	an annual equity grant valued at $200,000 and comprised solely of Deferred Stock Units vesting quarterly over one year;

b.	an annual cash retainer of $60,000;

c.	an annual cash retainer of $7,500 for service on the Compensation Committee of the Board; and

d.	an annual cash retainer of $5,000 for service on the Nominations and Corporate Governance Committee of the Board.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Ms. Allgood had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. No arrangement or understanding exists between Ms. Allgood and any other person pursuant to which Ms. Allgood was selected as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Synaptics Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: May 31, 2019	By:	/s/ John McFarland
John McFarland
Senior Vice President, General Counsel and Secretary